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                                                                    Exhibit 23.1


                                                          [ARTHUR ANDERSEN LOGO]




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 2001 included in NorthWestern Corporation's annual report and incorporated in Form 10-K for the year ended December 31, 2000 and to all references to our firm in this registration statement.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
December 18, 2001